EXHIBIT 99.1

BJ's Restaurants, Inc. Reports Financial Results for the Second Quarter of Fiscal 2013

HUNTINGTON BEACH, Calif., July 31, 2013 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today reported financial results for its second quarter of fiscal 2013 that ended on Tuesday, July 2, 2013.

Highlights for the second quarter of fiscal 2013 were as follows:

  Total revenues increased approximately 10% to $198.5 million
  Total restaurant operating weeks increased 11%
  Four new restaurants opened
  Comparable restaurant sales were flat
  Net income and diluted net income per share were $8.6 million and $0.30, respectively
  On a non-GAAP adjusted basis, excluding the charge described below and in the reconciliation between GAAP and non-GAAP adjusted financial measures included in the accompanying financial data, net income and diluted net income per share were $8.8 million and $0.31, respectively.

Results for the second quarter of fiscal 2013 include a pre-tax charge of approximately $0.3 million, or $0.01 per diluted share for the write-off of the remaining net book value of assets and other costs related to the closure and relocation of our small-format "Pizza & Grill" restaurant in Eugene, Oregon to a larger and more productive facility.

"Our teams recognized the challenging top-line environment and did an excellent job of executing the business and taking care of our guests," commented Greg Trojan, President and Chief Executive Officer. "Our four-wall restaurant productivity, efficiency, expense management and guest service metrics were solidly delivered, despite the headwinds generated by the choppy sales environment. While we are pleased with our four-wall execution, driving sales remains our highest priority. We intend to pursue a more aggressive use of certain marketing levers to generate new traffic momentum, including additional television advertising in selected markets where we are more media efficient and loyalty program initiatives that have shown favorable top-line results in tests earlier this year. While we plan on being more aggressive in driving awareness of the BJ's brand, we will do so only in ways that protect its overall quality, differentiation and value for our guests as we continue executing our national expansion."

As of the end of the second quarter the Company has successfully opened five new restaurants in 2013, of which four were opened during the second quarter (Fort Collins, Colorado; Oklahoma City, Oklahoma; the relocation of Eugene, Oregon; and Redmond, Washington). The Company currently plans to open seven new restaurants during the third quarter, two of which have already opened, and five new restaurants during the fourth quarter and thereby achieve its stated target to open 17 new restaurants during fiscal 2013. "Our 2013 development pipeline is in excellent shape, and we are focused on building a solid pipeline for our 2014 and 2015 restaurant openings. With only 136 restaurants open to date in 15 states, and with estimated room for at least 425 BJ's restaurants domestically, we have a long and attractive runway of future growth ahead of us," said Trojan. Investors are reminded that the actual number and timing of new restaurant openings are subject to a number of factors outside of the Company's control, including weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

Investor Conference Call and Webcast

BJ's Restaurants, Inc. will conduct a conference call on its second quarter of fiscal 2013 earnings release today, July 31, 2013, at 2:00 p.m. (Pacific Time). The Company will provide an Internet simulcast, as well as a replay of the conference call. To listen to the conference call, please visit the "Investors" page of the Company's website located at http://www.bjsrestaurants.com several minutes prior to the start of the call to register and download any necessary audio software. An archive of the presentation will be available for 30 days following the call.

BJ's Restaurants, Inc. currently owns and operates 136 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's Restaurants offers an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. BJ's operates company-owned microbreweries in addition to using qualified contract brewers to produce and distribute BJ's critically acclaimed proprietary craft beers throughout the chain. The Company's restaurants are located in California (62), Texas (28), Florida (12), Arizona (6), Colorado (5), Nevada (5), Washington (4), Ohio (3), Oklahoma (3), Oregon (3), Indiana (1), Kansas (1), Kentucky (1), Louisiana (1) and New Mexico (1). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increase in minimum wage and other employment related costs, including the potential impact of the Patient Protection and Affordable Care Act on our operations, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns, (vii) factors that impact California, where 62 of our current 136 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ's Restaurants, Inc. at (714) 500-2400.

BJ's Restaurants, Inc.
Unaudited Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	July 2, 2013		July 3, 2012		July 2, 2013		July 3, 2012
Revenues	$198,487	100.0%	$180,696	100.0%	$387,112	100.0%	$348,300	100.0%
Costs and expenses:
Cost of sales	48,447	24.4	45,049	24.9	94,741	24.5	86,240	24.8
Labor and benefits	67,949	34.2	61,846	34.2	133,882	34.6	120,362	34.6
Occupancy and operating	42,951	21.6	36,972	20.5	83,527	21.6	71,734	20.6
General and administrative	12,616	6.4	11,181	6.2	25,325	6.5	21,894	6.3
Depreciation and amortization	11,940	6.0	10,060	5.6	23,409	6.0	19,586	5.6
Restaurant opening	2,338	1.2	2,568	1.4	3,050	0.8	3,647	1.0
Loss on disposal of assets	469	0.2	397	0.2	569	0.1	451	0.1
Legal settlements	--	--	350	0.2	--	--	350	0.1
Total costs and expenses	186,710	94.1	168,423	93.2	364,503	94.2	324,264	93.1
Income from operations	11,777	5.9	12,273	6.8	22,609	5.8	24,036	6.9

Other income (expense):
Interest income	48	--	79	--	105	--	148	--
Interest expense	(10)	--	(10)	--	(20)	--	(34)	--
Gain on investment settlement	--	--	289	0.2	--	--	289	0.1
Other income, net	136	0.1	97	0.1	460	0.1	430	0.1
Total other income	174	0.1	455	0.3	545	0.1	833	0.2
Income before income taxes	11,951	6.0	12,728	7.0	23,154	6.0	24,869	7.1

Income tax expense	3,354	1.7	3,761	2.1	6,284	1.6	7,287	2.1

Net income	$8,597	4.3%	$8,967	5.0%	$16,870	4.4%	$17,582	5.0%

Net income per share:
Basic	$0.31		$0.32		$0.60		$0.63

Diluted	$0.30		$0.31		$0.58		$0.61

Weighted average number of shares outstanding:
Basic	28,180		27,981		28,161		27,947

Diluted	28,926		28,983		28,885		28,994

Percentages reflected above may not reconcile due to rounding.

BJ's Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)
	July 2, 2013 (unaudited)	January 1, 2013 (audited)
Cash, cash equivalents and short-term marketable securities	$ 34,642	$ 33,390
Long-term marketable securities	$ 8,861	$ 7,534
Total assets	$ 588,144	$ 566,876
Total long-term debt, including current portion	$ --	$ --
Shareholders' equity	$ 392,105	$ 371,834

BJ's Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	July 2, 2013		July 3, 2012		July 2, 2013		July 3, 2012
Stock-based compensation (1)
Labor and benefits	$ 298	0.2%	$ 249	0.1%	$ 626	0.2%	$ 552	0.2%
General and administrative	918	0.5	789	0.4	1,757	0.5	1,562	0.4
Total stock-based compensation	$1,216	0.7%	$1,038	0.5%	$2,383	0.7%	$2,114	0.6%

Operating Data
Comparable restaurant sales % change	0.0%		4.4%		0.2%		3.9%
Restaurants opened during period	4		5		5		7
Restaurants open at period-end	134		122		134		122
Restaurant operating weeks	1,724		1,550		3,414		3,050

(1) Percentages represent percent of total revenues.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company has included the following non-GAAP adjusted financial measures in this press release or in the webcast to discuss the Company's financial results for the second quarter and fiscal year 2013 which may be accessed via the Company's website at http://www.bjsrestaurants.com: (i) non-GAAP adjusted net income and (ii) non-GAAP adjusted basic and diluted net income per share. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses and gains. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is provided by its competitors and such information is used by analysts and others in the investment community to analyze the Company's results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures could result in confusion among analysts and others and a misplaced perception that the Company's results have underperformed or exceeded expectations.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

For the thirteen and twenty-six weeks ended July 2, 2013, non-GAAP adjusted net income and non-GAAP adjusted basic and diluted net income per share exclude the loss on disposal of assets and other costs related to the closure and relocation of the Eugene, Oregon smaller-format "Pizza & Grill" restaurant to a larger-format "Brewhouse" restaurant. For the thirteen and twenty-six weeks ended July 3, 2012, non-GAAP adjusted net income and non-GAAP adjusted basic and diluted net income per share excludes the effect from the settlement of a trademark infringement claim, the loss on disposal of assets related to the closure and relocation of the Boulder, Colorado smaller-format "Pizza & Grill" restaurant to a larger-format "Brewhouse" restaurant, and a gain pursuant to the settlement agreement with the Company's broker-dealer for its former auction rate securities portfolio that was fully liquidated in December 2009. The Company believes that presentation of measures of net income and basic and diluted net income per share that exclude these items assists management and investors in evaluating the period-over-period performance of the Company's ongoing core business operations because these items are generally considered non-routine in nature. Furthermore, the Company believes that presentation of a measure of non-GAAP adjusted net income and non-GAAP adjusted basic and diluted net income per share that exclude such items is useful to management and investors in evaluating the performance of the Company's ongoing core business on a period-to-period basis and relative to the Company's competitors.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	July 2, 2013		July 3, 2012		July 2, 2013		July 3, 2012
Net income, as reported	$ 8,597	4.3%	$ 8,967	5.0%	$16,870	4.4%	$17,582	5.0%
Legal and other settlements	--	--	350	0.2	--	--	350	0.1
Loss on restaurant closure	326	0.2	302	0.2	326	0.1	302	0.1
Gain on investment settlement	--	--	(289)	(0.2)	--	--	(289)	(0.1)
Tax effect - legal and other settlements (1)	--	--	(103)	(0.1)	--	--	(103)	--
Tax effect - loss on restaurant closure (1)	(88)	--	(88)	--	(88)	--	(88)	--
Tax effect - gain on investment settlement (1)	--	--	85	--	--	--	85	--
Non-GAAP adjusted net income	$ 8,835	4.5%	$ 9,224	5.1%	$17,108	4.4%	$17,839	5.1%

Basic net income per share, as reported	$ 0.31		$ 0.32		$ 0.60		$ 0.63
Legal and other settlements	--		0.01		--		0.01
Loss on restaurant closure	0.01		0.01		0.01		0.01
Gain on investment settlement	--		(0.01)		--		(0.01)
Tax effect - legal and other settlements (1)	--		--		--		--
Tax effect - loss on restaurant closure (1)	--		--		--		--
Tax effect - gain on investment settlement (1)	--		--		--		--
Non-GAAP adjusted basic net income per share	$ 0.31		$ 0.33		$ 0.61		$ 0.64

Diluted net income per share, as reported	$ 0.30		$ 0.31		$ 0.58		$ 0.61
Legal and other settlements	--		0.01		--		0.01
Loss on restaurant closure	0.01		0.01		0.01		0.01
Gain on investment settlement	--		(0.01)		--		(0.01)
Tax effect - legal and other settlements (1)	--		--		--		--
Tax effect - loss on restaurant closure (1)	--		--		--		--
Tax effect - gain on investment settlement (1)	--		--		--		--
Non-GAAP adjusted diluted net income per share	$ 0.31		$ 0.32		$ 0.59		$ 0.62

Per share amounts and percentages reflected above may not reconcile due to rounding.
Percentages represent percent of total revenues.

(1) The tax effect is based on the Company's annual estimated effective tax rate of 27.1% for the thirteen and twenty-six weeks ended July 2, 2013, and 29.3% for the thirteen and twenty-six weeks ended July 3, 2012.

CONTACT: Greg Levin
         BJ's Restaurants, Inc.
         (714) 500-2400